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                                  EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 9, 1999 on the combined financial statements of the Hollywood Park Race Track and Casino, which reports appear in Churchill Downs Incorporated's Form 8-K/A dated November 24, 1999.

/s/ Arthur Andersen LLP

Arthur Andersen LLP
Los Angeles, California
December 14, 2000